Exhibit 23.3

GYT(P)/HLO/87539 (Cor. Fin.)

gordon.tsang@sw-hk.com

(852) 2157 5504

(852) 2533 2504

13 September 2023

INTELLIGENT LIVING APPLICATION GROUP INC.

Unit 2, 5/F, Block A, Profit Industrial Building

1-15 Kwai Fung Crescent, Kwai Chung

New Territories, Hong Kong

Dear Sir or Madam,

Re:	Consent Letter in relation to INTELLIGENT LIVING APPLICATION GROUP INC.

We consent to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in connection with the registration statement of INTELLIGENT LIVING APPLICATION GROUP INC. (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 13, 2023 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/Stevenson, Wong & Co.
Stevenson, Wong & Co.